Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Steven P. Nickolas, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.

the quarterly report on Form 10-Q of The Alkaline Water Company Inc. for the period ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Alkaline Water Company Inc.

February 17, 2015

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director
(Principal Executive Officer)